UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41495	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 921-8170

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As of October 27, 2023, the Board of Directors (the “Board”) of Intellinetics, Inc. (the “Company”) appointed Michael Taglich to serve as a director of Intellinetics, Inc. for an initial term expiring at the 2024 annual meeting of the stockholders of the Company. Mr. Taglich fills a vacancy on the Board created in May of 2023.

Mr. Taglich is the President and a principal of Taglich Brothers, Inc., a New York-based broker dealer which we have retained as a Placement Agent and M&A Advisory Firm from time to time. Compensation paid by the Company to Taglich Brothers or its affiliates or agents since January 1, 2021 consists of:

●	a success fee of $200,000 for financial advisory and investment banking services in 2022 as a result of the successful completion of the acquisition of Yellow Folder, LLC,
●	placement agent fees of $696,420, which represented an 8% commission based upon the gross proceeds of a private placement of equity completed in 2022;
●	placement agent fees in the form of warrants to purchase 124,258 shares of common stock, which represented 10% of the shares and unit shares sold in the 2022 private placement, and which have an exercise price of $4.62 per share of common stock, are exercisable for a period of five years, and contain customary cashless exercise rights, anti-dilution protection, and piggy-back registration rights,
●	agreement by the Company to extend the expiration dates of 131,700 outstanding warrants previously issued to affiliates or agents of Taglich Brothers, Inc. to March 30, 2027.

Mr. Taglich is also a current shareholder of Intellinetics, Inc., directly or indirectly holding 775,067 shares of common stock (including 66,124 shares of common stock underlying warrants issued to Mr. Taglich), which constitutes approximately 18% beneficial ownership in the Company.

Item 8.01	Other Events.

On November 2, 2023, the Company issued a press release announcing the appointment of Michael Taglich as a director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
99.1	Press release issued by the Company on November 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer

Dated: November 2, 2023